Exhibit 99.1

Company Contacts:	Media Contacts:
A. Pierre Dubois	Jim Cabot
Pierpont Investor Relations	Rasky Baerlein Communications
Director of Investor Relations	Senior Vice President
(512) 527-2921	(617) 443-9933

Valence Technology Comments on The Tanfield Group PLC Announcement

AUSTIN, Texas (July 2, 2008) – Valence Technology, Inc. (NASDAQ: VLNC) today announced that the Company has fulfilled, on time, all quantities of previously scheduled orders for battery packs requested by The Tanfield Group PLC (LSE: TAN) for its Smith Electric Vehicles division.  Valence has only supplied battery packs to Tanfield; it does not supply battery container systems or any of the other components mentioned by Tanfield in connection with certain supply chain issues referenced in Tanfield’s interim results update released on July 1, 2008.

Following Tanfield’s interim results update, Valence is awaiting further direction from Tanfield with respect to the timing and/or quantity of any new orders.  To date, Tanfield has not supplied Valence with a new forecast for additional purchases under the supply agreement between the two companies.

“Our manufacturing model allows for the flexibility to redirect some product supply to other customers,” said Robert L. Kanode, president and CEO.  “This will benefit us as we re-evaluate the position of the Tanfield supply agreement in our existing manufacturing schedule.”

About Valence Technology, Inc.

Valence Technology developed and markets the industry’s first commercially available, safe, large-format family of lithium phosphate rechargeable batteries. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its lithium phosphate rechargeable batteries, the only intrinsically safe lithium rechargeable battery. The company has its headquarters in Austin, Texas, and facilities in Las Vegas, Nevada, Mallusk, Northern Ireland and Suzhou, China. Valence is traded on the Nasdaq Capital Markets under the ticker symbol VLNC and can be found on the internet at www.valence.com.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial guidance. Actual results should be expected to vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses and our ability to ever achieve profitability; the overall demand for batteries to power electric vehicles, and the demand for our lithium-ion batteries in particular; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products, including, in particular, whether we will realize the anticipated revenues and other benefits of our agreement to sell our batteries to the Smith Electric Vehicles division of The Tanfield Group PLC; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year, and/or our ability to shift sales from these customers to other potential customers in a timely fashion or at all; the level and pace of expansion of our manufacturing capabilities, including our ability to scale our manufacturing and quality processes at a level necessary to support potential demand; product or quality defects; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the loss of key personnel; the failure to expand our customer base, including to those companies with which it has been disclosed that we may be in preliminary discussions; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities Exchange Commission. The reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

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